Exhibit 99.1

Footnotes to Form 3

(1) Advent International Corporation (“Advent”) manages funds that collectively directly own 63,537,154 shares of Class A common stock of the Issuer, which are represented as follows: (i) 2,320,746 shares of Class A common stock held by Advent International GPE VIII Limited Partnership; (ii) 2,800,090 shares of Class A common stock held by Advent International GPE VIII-B-1 Limited Partnership; (iii) 2,087,741 shares of Class A common stock held by Advent International GPE VIII-B-2 Limited Partnership; (iv) 3,260,015 shares of Class A common stock held by Advent International GPE VIII-B-3 Limited Partnership; (v) 7,869,078 shares of Class A common stock held by Advent International GPE VIII-B Limited Partnership; (vi) 1,285,200 shares of Class A common stock held by Advent International GPE VIII-C Limited Partnership; (vii) 1,099,040 shares of Class A common stock held by Advent International GPE VIII-D Limited Partnership; (viii) 325,668 shares of Class A common stock held by Advent International GPE VIII-F Limited Partnership; (ix) 2,885,576 shares of Class A common stock held by Advent International GPE VIII-H Limited Partnership; (x) 2,683,273 shares of Class A common stock held by Advent International GPE VIII-I Limited Partnership; (xi) 2,636,911 shares of Class A common stock held by Advent International GPE VIII-J Limited Partnership (the funds set forth in the foregoing clauses (i)-(xi), the “Advent VIII Luxembourg Funds”); (xii) 5,443,642 shares of Class A common stock held by Advent International GPE VIII-A Limited Partnership; (xiii) 1,224,032 shares of Class A common stock held by Advent International GPE VIII-E Limited Partnership; (xiv) 2,076,096 shares of Class A common stock held by Advent International GPE VIII-G Limited Partnership; (xv) 1,113,064 shares of Class A common stock held by Advent International GPE VIII-K Limited Partnership; (xvi) 1,124,347 shares of Class A common stock held by Advent International GPE VIII-L Limited Partnership (the funds set forth in the foregoing clauses (xii)-(xvi), the “Advent VIII Cayman Funds”); (xvii) 91,818 shares of Class A common stock held by Advent Partners GPE VIII Limited Partnership; (xviii) 534,787 shares of Class A common stock held by Advent Partners GPE VIII Cayman Limited Partnership; (xix) 114,407 shares of Class A common stock held by Advent Partners GPE VIII-A Limited Partnership; (xx) 71,247 shares of Class A common stock held by Advent Partners GPE VIII-A Cayman Limited Partnership; (xxi) 939,691 shares of Class A common stock held by Advent Partners GPE VIII-B Cayman Limited Partnership (the funds set forth in the foregoing clauses (xvii)-(xxi), the “Advent VIII Partners Funds”); and (xxii) 21,550,685 shares of Class A common stock held by Noosa Holdco, L.P. (“Noosa LP” and, together with the Advent VIII Luxembourg Funds, the Advent VIII Cayman Funds and the Advent VIII Partners Funds, the “Advent Funds”). The amount reported in column 2 includes an aggregate of 3,101,594 shares of common stock of the Issuer that the Advent Funds may be entitled to receive upon the forfeiture of shares of restricted common stock currently held by certain directors and employees of the Issuer pursuant to a pre-set formula set forth in the Second Amended and Restated Agreement of Limited Partnership of Sovos Brands Limited Partnership, as amended.

(2)  Noosa LP is beneficially owned by the following funds: (a) Advent International GPE VII Limited Partnership, Advent International GPE VII-B Limited Partnership, Advent International GPE VII-C Limited Partnership, Advent International GPE VII-D Limited Partnership, Advent International GPE VII-F Limited Partnership, and Advent International GPE VII-G Limited Partnership (the funds set forth in the foregoing clause (a), the “Advent VII Luxembourg Funds”); (b) Advent International GPE VII-A Limited Partnership, Advent International GPE VII-E Limited Partnership and Advent International GPE VII-H Limited Partnership (the funds set forth in the foregoing clause (b), the “Advent VII Cayman Funds”); and (c) Advent Partners GPE VII Limited Partnership, Advent Partners GPE VII Cayman Limited Partnership, Advent Partners GPE VII-A Limited Partnership, Advent Partners GPE VII-A Cayman Limited Partnership, Advent Partners GPE VII-B Cayman Limited Partnership, Advent Partners GPE VII 2014 Limited Partnership, Advent Partners GPE VII-A 2014 Limited Partnership, Advent Partners GPE VII 2014 Cayman Limited Partnership and Advent Partners GPE VII-A 2014 Cayman Limited Partnership (the funds set forth in the foregoing clause (c), the “Advent VII Partners Funds” and, together with the Advent VII Luxembourg Funds and the Advent VII Cayman Funds, the “Advent VII Funds”). The Advent VII Funds have ownership interests in Noosa LP and its general partner, Noosa GP, Inc., but none of the Advent VII Funds has voting or dispositive power over any shares.

GPE VIII GP S.à.r.l. is the general partner of the Advent VIII Luxembourg Funds. GPE VIII GP Limited Partnership is the general partner of the Advent VIII Cayman Funds. AP GPE VIII GP Limited Partnership is the general partner of the Advent VIII Partners Funds. Advent International GPE VIII, LLC is the manager of GPE VIII GP S.à.r.l. and the general partner of each of GPE VIII GP Limited Partnership and AP GPE VIII GP Limited Partnership. GPE VII GP S.à.r.l. is the general partner of the Advent VII Luxembourg Funds. GPE VII GP Limited Partnership is the general partner of the Advent VII Cayman Funds. Advent International GPE VII, LLC is the manager of GPE VII GP S.à.r.l. and is the general partner of GPE VII GP Limited Partnership and each of the Advent VII Partners Funds.

Advent is the manager of Advent International GPE VIII, LLC and may be deemed to have voting and dispositive power over the shares held by the Advent VIII Luxembourg Funds, the Advent VIII Cayman Funds and the Advent VIII Partners Funds, and is the manager of Advent International GPE VII, LLC and may be deemed to have voting and dispositive power over the shares held by the Advent VII Luxembourg Funds, the Advent VII Cayman Funds, the Advent VII Partners Funds and Noosa LP.

(3) The Reporting Person is a Vice President of Advent and may have limited partner or other interests in one or more of the entities described herein. The Reporting Person disclaims Section 16 beneficial ownership of the shares reported herein except to the extent of her pecuniary interest therein, if any, and the inclusion of these shares in this report shall not be deemed an admission of beneficial ownership of all the reported shares for purposes of Section 16 or any other purpose.